UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

COMCAST CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	27-0000798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Comcast Center Philadelphia, Pennsylvania	19103-2838
(Address of principal executive offices)	(Zip Code)

COMCAST CABLE COMMUNICATIONS, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	23-2175755
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Comcast Center Philadelphia, Pennsylvania	19103-2838
(Address of principal executive offices)	(Zip Code)

NBCUNIVERSAL MEDIA, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	14-1682529
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

30 Rockefeller Plaza New York, New York	10112-0015
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.     Yes   ☒    No  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    Yes  ☐    No  ☐

Securities Act registration statement file number to which this form relates:                          (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Guarantees to Comcast Corporation’s 5.00% Notes due 2061	New York Stock Exchange
Guarantees to Comcast Corporation’s 5.50% Notes due 2029	New York Stock Exchange
Guarantees to Comcast Cable Communications, LLC’s 9.455% Guaranteed Notes due 2022	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrants’ Securities to be Registered

Comcast Corporation and Comcast Cable Communications, LLC (“Comcast Cable”) hereby amend their Registration Statements on Form 8-A (File No. 001-32871), filed on November 30, 2012 and November 18, 2010, as each was amended on May 5, 2014; Comcast Cable hereby amends its Registration Statement on Form 8-A (File No. 001-31526) filed on November 1, 2002, as amended on December 20, 2002 and May 5, 2014; and NBCUniversal Media, LLC hereby amends its Registration Statement on Form 8-A (File No. 001-36438) filed on May 5, 2014, in each case to reflect the merger of Comcast Cable Holdings, LLC, Comcast MO Group, LLC (f/k/a Comcast MO Group, Inc.) and Comcast MO of Delaware, LLC (together, the “Previous Guarantors”) with and into Comcast Cable, and, accordingly, to remove references to the Previous Guarantors as guarantors of Comcast Corporation’s 5.00% Notes due 2061, Comcast Corporation’s 5.50% Notes due 2029 and Comcast Cable Communications, LLC’s 9.455% Guaranteed Notes due 2022.

The description of the Guarantees presented under Items 1.01 and 3.03 in Comcast Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2013 is incorporated herein by reference; provided, that as of October 1, 2015, Comcast Corporation, Comcast Cable and NBCUniversal Media, LLC entered into a series of agreements and supplemental indentures to remove references to the Previous Guarantors from Comcast Corporation’s existing cross-guarantee structure.

Item 2. Exhibits

Exhibit Number	Description

4.1	Indenture dated as of January 7, 2003 by and among Comcast Corporation, the subsidiary guarantors party thereto and The Bank of New York Mellon (formerly known as The Bank of New York) as trustee (the “Trustee”), relating to Comcast’s debt securities (incorporated by reference to Exhibit 4.4 to Comcast’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on February 20, 2009).

4.2	Supplemental Indenture dated as of March 25, 2003 by and among Comcast Corporation, the subsidiary guarantors party thereto and the Trustee (incorporated by reference to Exhibit 4.5 to Comcast’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on February 20, 2009).

4.3	Second Supplemental Indenture, dated as of August 31, 2009 by and among Comcast Corporation, the subsidiary guarantors party thereto and the Trustee (incorporated by reference to Exhibit 4.1 to Comcast’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 2, 2009).

4.4	Third Supplemental Indenture, dated as of March 27, 2013, by and among Comcast Corporation, the subsidiary guarantors party thereto and the Trustee (incorporated by reference to Exhibit 4.4 to Comcast’s Quarterly Report on Form 10-Q for the quarter ended March 21, 2013, filed with the Securities and Exchange Commission on May 1, 2013).

4.5	Fourth Supplemental Indenture, dated as of October 1, 2015 among Comcast Corporation, Comcast Cable Communications, LLC (f/k/a Comcast Cable Communications, Inc.), NBCUniversal Media, LLC and the Trustee.*

4.6	Form of Indenture among Comcast Cable Communications, LLC (formerly known as AT&T Broadband Corp.), the guarantors party thereto and the Trustee relating to the 9.455% Guaranteed Notes due November 15, 2022 (incorporated by reference to Exhibit 4.18 to Comcast’s Amended Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on September 26, 2002).

Exhibit Number	Description

4.7	First Supplemental Indenture, dated August 31, 2009, among Comcast Cable Communications, LLC, the guarantors party thereto and the Trustee (incorporated by reference to Exhibit 4.6 to Comcast Cable Communications, LLC’s Amended Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 5, 2014).

4.8	Second Supplemental Indenture, dated as of March 27, 2013, among Comcast Cable Communications, LLC, the guarantors party thereto and the Trustee (incorporated by reference to Exhibit 4.7 to Comcast Cable Communications, LLC’s Amended Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 5, 2014).

4.9	Third Supplemental Indenture, dated as of October 1, 2015, among Comcast Cable Communications, LLC, Comcast Corporation, NBCUniversal Media, LLC and the Trustee.*

4.10	Form of Officers’ Certificate setting forth the terms of Comcast Corporation’s 5.00% Notes due 2061 (incorporated by reference to Exhibit 4.4 to Comcast’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 3, 2012).

4.11	Form of Officers’ Certificate setting forth the terms of Comcast Corporation’s 5.50% Notes due 2029 (incorporated by reference to Exhibit 4.4 to Comcast’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 18, 2010).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

COMCAST CORPORATION

By:	/S/ ARTHUR R. BLOCK
	Name:	Arthur R. Block
	Title:	Executive Vice President, General Counsel and Secretary

COMCAST CABLE COMMUNICATIONS, LLC

By:	/S/ ARTHUR R. BLOCK
	Name:	Arthur R. Block
	Title:	Executive Vice President

NBCUNIVERSAL MEDIA, LLC

By:	/S/ ARTHUR R. BLOCK
	Name:	Arthur R. Block
	Title:	Executive Vice President

Date: November 23, 2015

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